EXHIBIT 23.6

                     CONSENT OF HOEFER & ARNETT INCORPORATED

     We hereby consent to the inclusion of our opinion letter dated ____________, 2000, to the Board of Directors of American River Holdings as Annex B to the Joint Proxy Statement/Prospectus relating to the Agreement and Plan of Reorganization and Merger dated March 1, 2000 and the transactions contemplated thereby, among American River Holdings, ARH Interim National Bank and North Coast Bank, N.A. contained in the Pre-Effective Amendment No. 1 to Registration Statement No. 333-36326 on Form S-4 as filed with the Securities and Exchange Commission and to the references to our firm and our opinion in the Joint Proxy Statement/Prospectus. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ HOEFER & ARNETT INCORPORATED

July 11, 2000